UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

POWERSHARES DB US DOLLAR INDEX TRUST

(Registrant)

POWERSHARES DB US DOLLAR INDEX BULLISH FUND

POWERSHARES DB US DOLLAR INDEX BEARISH FUND

(Co-Registrants)

(Exact Name of each Registrant as Specified in its Charter)

Delaware	87-0778080 (Trust)
(State or Other Jurisdiction of Incorporation)	(IRS Employer ID Number)

c/o Invesco PowerShares Capital Management LLC
3500 Lacey Road, Suite 700
Downers Grove, Illinois	60515
(Address of Principal Executive Offices)	(Zip Code)

001-33314; 001-33317; 001-33318;

(Commission File Numbers)

(880) 983-0903

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Invesco PowerShares Capital Management LLC (“Invesco”) is the managing owner of the PowerShares DB US Dollar Index Trust (the “Trust”), which is organized in two separate series. Each of PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund (each a “Fund” and, collectively, the “Funds”) is a separate series of the Trust.

The Trust, each of the Funds, Deutsche Bank Securities Inc., a Delaware corporation registered with the CFTC as a futures commission merchant and a member of the NFA (“DBSI”), and Invesco entered into a Futures and Options Agreement for Institutional Customers, dated as of October 15, 2015 (the “Futures and Options Agreement”) relating to transactions that DBSI may execute, clear and/or carry on the Fund’s behalf for the purchase or sale of futures contracts and similar transactions.

The Futures and Options Agreement contains customary representations and warranties. The Futures and Options Agreement may be terminated by any party by providing the other party with written notice of termination specifying the effective termination date. The effective termination date shall be no less than thirty (30) calendar days from the date of the notice. On October 25, 2016, Invesco provided DBSI with notice of intent to terminate the Futures and Options Agreement effective as of November 25, 2016 (the “Termination Date”). There are no termination penalties to be incurred by the Funds, Invesco or DBSI in connection with the early termination of the Futures and Options Agreement.

Invesco intends to engage Morgan Stanley & Co. LLC to provide the Funds with the services currently provided by DBSI pursuant to the Futures and Options Agreement. Invesco expects to have a contract in place with Morgan Stanley & Co. LLC which will be effective as of the Termination Date.

The foregoing description is a summary, does not purport to be a complete description of the Futures and Options Agreement, and is qualified in its entirety by reference to the Futures and Options Agreement, a copy of which was filed as Exhibit 10.1 to the Form 8-K filed by the Fund on February 19, 2016 and incorporated herein by reference.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Invesco’s expectations of having a contract in place by the Termination Date. There can be no assurance that Inveco will enter into a new agreement with Morgan Stanley & Co. LLC or that the terms of such new agreement will be similar to the Futures and Options Agreement. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” or similar expressions constitute forward-looking statements. Such forward-looking statements are based on Invesco’s current expectations and are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerShares DB US Dollar Index Trust

By:	Invesco PowerShares Capital Management LLC, its Managing Owner

By:	/s/ Daniel Draper
Name:	Daniel Draper
Title:	Chief Executive Officer

PowerShares DB US Dollar Index Bullish Fund, a series of PowerShares DB US Dollar Index Trust

By:	Invesco PowerShares Capital Management LLC, its Managing Owner

By:	/s/ Daniel Draper
Name:	Daniel Draper
Title:	Chief Executive Officer

PowerShares DB US Dollar Index Bearish Fund, a series of PowerShares DB US Dollar Index Trust

By:	Invesco PowerShares Capital Management LLC, its Managing Owner

By:	/s/ Daniel Draper
Name:	Daniel Draper
Title:	Chief Executive Officer

Date: October 25, 2016

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